                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            Integral Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

                             INTEGRAL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 22, 1998

TO THE STOCKHOLDERS OF INTEGRAL SYSTEMS, INC.:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Integral Systems, Inc. (the "Company" or "ISI"), will be held at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland at 6:00 p.m. on Wednesday, July 22, 1998, for the following purposes:

     1. To elect six directors to serve for a term of one year, or, if Proposal No. 3(a) is adopted by the stockholders, for the staggered terms specified in the enclosed proxy statement, or until their successors are duly elected and qualified;

     2. To ratify the appointment of Rubino & McGeehin, Chartered as independent accountants of the Company for the fiscal year ending September 30, 1998; and

     3. To approve the following amendments to the Articles of Amendment and Restatement of the Company's Articles of Incorporation (the "Articles of Incorporation"):

          (a) to provide for staggered terms for the members of the Board of Directors, to provide that Directors be removed only for cause and then only by the affirmative vote of the holders of at least 67% of the aggregate combined voting power of all classes of capital stock entitled to vote in the election of directors if the common stock of the Company is either quoted on the Nasdaq National Market or listed on a national stock exchange, and to require the approval of the holders of at least 67% of all the shares of the Company entitled to vote thereon to amend the bylaws to change the number of directors (the "Staggered Board Amendment");

          (b) to provide for the authorization of 1,000,000 shares of series preferred stock, par value $0.01, for which the Board of Directors shall have the power to classify or reclassify such stock in one or more series (the "Series Preferred Stock Amendment").

     4. To approve an amendment to the Company's 1988 Stock Option Plan, as amended and restated January 1, 1994 (the "Stock Option Plan"), to increase the number of shares of the Company's common stock, par value $0.01 ("Common Stock"), available for issuance thereunder by 600,000 shares to a total of 1,800,000 shares and allow for a "cashless" exercise of stock options issued after such amendment, among other changes.

     5. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

      All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

      All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. If you attend the Annual Meeting and decide that you want to vote in person, you may revoke your proxy.

                                      By Order of the Board of Directors

                                      /s/ Thomas L. Gough
                                      ----------------------------------
July 1, 1998                          Thomas L. Gough
Lanham, Maryland                      President

                            INTEGRAL SYSTEMS, INC.

                             5000 PHILADELPHIA WAY
                                    SUITE A
                         LANHAM, MARYLAND  20706-4417


                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 22, 1998

                        ------------------------------

                                PROXY STATEMENT

                        ------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF INTEGRAL SYSTEMS, INC. (THE "COMPANY" OR "ISI") for the annual meeting of stockholders (the "Annual Meeting") to be held at 6:00 p.m. on Wednesday, July 22, 1998, at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     These Proxy solicitation materials were mailed on or about July 1, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Only stockholders of record at the close of business on June 9, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of the Record Date consisted of 5,813,376 shares of Common Stock, $0.01 par value (the "Common Stock"). For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

     Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. All shares represented at the Annual Meeting by a proxy will be voted in accordance with the choices specified on the proxy. If no direction is given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. In the election of directors, a plurality of the votes cast at the Annual

Meeting at which a quorum is present is sufficient to elect a director. Thus, each stockholder will be entitled to vote for six nominees and the six nominees with the greatest number of votes will be elected. The ratification of the independent auditors for the Company for the current year (Proposal 2) and approval of the amendment to the 1988 Stock Option Plan (Proposal 4) will require the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote at the Annual Meeting. The proposed amendments to the Company's Articles of Incorporation (Proposal 3) must be approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation personally or by telephone, telecopy or electronic mail.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. An abstaining vote and a broker "non-vote" (a broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares exists. For purposes of electing directors (Proposal 1), ratification of the selection of the Company's independent auditors (Proposal 2) and approval of the amendment to the 1988 Stock Option Plan (Proposal 4), abstentions and broker non-votes will not be treated as a vote cast and will not effect the outcome of such votes.
For purposes of approving the amendments to the Articles of Incorporation (Proposal 3), abstentions and broker non-votes will have the same effect as a negative vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 annual meeting of stockholders must be received by the Company no later than March 2, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Secretary and delivered to the Company's principal executive offices at 5000 Philadelphia Way, Suite A, Lanham, Maryland 20706-4417.

ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, WAS PREVIOUSLY PROVIDED TO STOCKHOLDERS. A COPY OF THE COMPANY'S ANNUAL REPORT IS ALSO AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT 5000 PHILADELPHIA WAY, SUITE A, LANHAM, MARYLAND 20706-4417, ATTN: CORPORATE SECRETARY.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)
GENERAL

     A Board of Directors consisting of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees. The six directors nominated for election at the Annual Meeting are: Steven R. Chamberlain, Thomas
L. Gough, Dominic A. Laiti, R. Doss McComas, Robert P. Sadler and Bonnie K. Wachtel (collectively, the "Nominees"). In the event that any of the Nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any Nominee will be unavailable.

     The Bylaws of the Company provide that the number of members of the Board of Directors shall consist of between three and seven directors. Each director is elected for a one-year term at each annual meeting of the stockholders. Officers are elected by the Board of Directors. Each officer holds office until his successor is elected or appointed and qualified or until his earlier resignation or removal.

     Proposal 3(a) as contained in the Proxy Statement would amend the Articles of Amendment and Restatement of the Company's Articles of Incorporation (the "Articles of Incorporation") to provide for staggered three (3) year terms for the members of the Board of Directors (the "Staggered Board Amendment"). If the Staggered Board Amendment is approved by the stockholders, the Directors who are elected shall fill the terms as designated below:

Class I Directors:    Dominic A. Laiti, Robert P. Sadler
Class II Directors:   Thomas L. Gough, R. Doss McComas
Class III Directors:  Steven R. Chamberlain, Bonnie K. Wachtel

     Class I Directors' initial terms would expire at the 1999 annual meeting of stockholders; Class II Directors' initial terms would expire at the 2000 annual meeting of stockholders; and Class III Directors' initial terms would expire at the 2001 annual meeting of stockholders. In the event that the Staggered Board Amendment is not approved, the terms of each of the elected directors will expire at the next annual meeting of stockholders or when their successors are elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

     Set forth below is certain information regarding the directors (including the Nominees) and executive officers.

DIRECTORS AND EXECUTIVE OFFICERS:       AGE*      POSITION

Steven R. Chamberlain...............     42      Chief Executive Officer and Chairman of the Board of
                                                 Directors
Thomas L. Gough.....................     49      President, Chief Operating Officer and Director
Robert P. Sadler....................     47      Vice President, Quality Control, Secretary, Treasurer and
                                                 Director
Steven K. Kowal.....................     44      Vice President, Engineering Manufacturing
Steven A. Carchedi..................     46      Vice President of Commercial Systems
Donald F. Mack, Jr..................     44      Vice President of Engineering
William I. Tittley..................     54      Vice President of Asia Pacific Operations

DIRECTORS AND EXECUTIVE OFFICERS:       AGE*       POSITION

Elaine M. Parfitt...................     34      Vice President and Chief Financial Officer
Patrick R. Woods....................     43      Vice President of NOAA Programs
B. Clark Austin.....................     44      Vice President, Marketing and Sales, Commercial Systems
Bonnie K. Wachtel...................     42      Director
Dominic A. Laiti....................     66      Director
R. Doss McComas.....................     43      Director

___________________________
*  As of March 31, 1998.

          STEVEN R. CHAMBERLAIN, 42, a Company founder, has been Chairman of the Board since June 1992, Chief Executive Officer since June 1992, President from May 1988 to June 1992, and a Director since 1982. He served as Vice President from 1982 until he became President. From 1978 to 1982, Mr. Chamberlain was employed by OAO Corporation ("OAO"), where he progressed from Systems Analyst to Manager of the Offutt Air Force Base field support office. Mr. Chamberlain holds a B.S. degree in Physics from Memphis State University and has done graduate work in Physics and Mathematics at Memphis State and the University of Maryland. Mr. Chamberlain is married to Kimberly A. Chamberlain, who was the Company's Vice President and Chief Financial Officer until her resignation in February 1997.

          THOMAS L. GOUGH, 49, became a member of ISI's staff in January 1984. In March 1996, he was elected to the Board of Directors of ISI, having served as President and Chief Operating Officer since June 1992. For three years before being named President, he served as Vice President and Chief Financial Officer. Prior to joining ISI, he was employed by Business and Technological Systems, Inc. serving initially as a Project Leader and later as the Software Systems Division Manager. From 1972 to 1977, he was employed by Computer Sciences Corporation where he progressed from Programmer Analyst to Section Manager.
Mr. Gough earned a B.S. degree from the University of Maryland, where he majored in Information Systems Management in the School of Business and Public Administration.

          ROBERT P. SADLER, 47, a Company founder, has been a Director, Secretary and Treasurer since 1982. In May 1988, he was appointed Vice President of Administration; in June 1992, he was appointed Vice President, Quality Control. From 1976 to 1982, Mr. Sadler was employed by OAO, where he progressed from Computer Analyst to Project Manager. Mr. Sadler obtained a B.S. in Mathematics and a B.S. in Computer Sciences from Pennsylvania State University and a M.S. in Management of Information Systems Technology from George Washington University.

          STEVEN K. KOWAL, 44, a Company founder, has been with ISI since 1982. In May 1988, he was appointed Vice President of Engineering Manufacturing. Mr. Kowal is the Chairman of the Board of Integral Marketing, Inc., a wholly-owned subsidiary of ISI. From 1979 to 1982, Mr. Kowal was employed by OAO, where he was a Manager of Hardware Development on several of OAO's major systems. Mr. Kowal holds a B.S. degree in Electrical Engineering from the University of Delaware.

          STEVEN A. CARCHEDI, 46, joined the Company in 1991, and is Vice President of Commercial Systems. Before joining ISI as a full-time employee in 1991, Mr. Carchedi worked with the Company for two years as an independent business development consultant. Previously, he worked for Computational Engineering, Inc., where he held positions as a Mathematician, Program Manager, Corporate Director and Vice President of Business Development. Mr. Carchedi holds a B.S. degree in Mathematics from Wake Forest University and a M.A. degree in Mathematics from the University of Maryland.

          DONALD F. MACK, Jr., 44, joined the Company in 1986. In July 1989, he was appointed Vice President of Engineering. From 1979 to 1986, Mr. Mack was employed by General Electric Corporation's Space Systems Division as Design Engineer and promoted to Senior Project Supervisor for systems development. Mr. Mack holds a B.S. degree in Electrical Engineering from Northeastern University and a M.S. degree in Electrical Engineering from Johns Hopkins University.

          WILLIAM I. TITTLEY, 54, joined the Company in 1992, performing as Project Manager on the EPOCH 2000 sale to the Chinese Government. In March 1995, Mr. Tittley was made Vice President, Asia Pacific Operations, to oversee the Company's operations and business development in that region. Formerly, Mr. Tittley was with OAO, from 1977 through 1992, where he performed duties as Director of Space Systems Programs in charge of the technical and financial direction of aerospace programs. Mr. Tittley holds a B.S. equivalent in Aerospace Vehicle Design from the Academy of Aeronautics (State University of New York), and has pursued graduate studies in Astronomy at the University of Maryland and Engineering at the California Coast University.

          ELAINE M. PARFITT, 34, joined the Company in 1983. She served as Staff Accountant/Personnel Administrator until January 1995, when she was promoted to Controller/Director of Accounting. In March 1997, Ms. Parfitt was appointed Vice President and Chief Financial Officer. She holds a B.S. degree in Accounting from the University of Maryland.

          PATRICK R. WOODS, 43, joined the Company in 1995, and is the Vice President of NOAA Programs. From 1994 to 1995, he worked for Space Systems/Loral ("SS/L"), and from 1985 to 1994, he worked for the Lockheed Martin Corporation (formerly Loral Aerospace). Mr. Woods served as the Director of Mission Operations for both SS/L and the AeroSys Division of Loral Aerospace. While at Loral Aerospace, Mr. Woods received the NASA Public Service Group Achievement Award from NASA Administrator Admiral Richard Truly for his management of the Hubble Space Telescope control center development and launch support. Mr. Woods hold a B.S. in Public Administration and a M.P.A. in Public Management from Indiana University.

          B. CLARK AUSTIN, 44, joined the Company in 1998, and is Vice President, Marketing and Sales, Commercial Systems. Before joining ISI, Mr. Austin was a founder of TSI Telsys Corp., where as a corporate officer he held positions as Director of Sales and Vice President, Sales and Marketing. Mr. Austin holds an A.A. Degree in Aviation Administration from Mesa College and has studied Business Administration at the University of San Diego.

          BONNIE K. WACHTEL, 42, has served as an outside Director since May 1988. Since 1984, she has been Vice President, General Counsel and a Director of Wachtel & Co., Inc., an investment banking firm in Washington, DC. Ms. Wachtel serves as a Director of several corporations, including VSE Corporation and Information Analysis, Inc. She holds a B.A. and M.B.A. from the University of Chicago and a J.D. from the University of Virginia, and is a Certified Financial Analyst.

          DOMINIC A. LAITI, 66, was elected Director of the Company in July 1995. Mr. Laiti is presently employed as an independent consultant and was President and Director of Globalink, Inc. from January 1990 to December 1994.
He has over 26 years of experience in starting, building and managing high-technology private and public companies with annual revenues from 2 million to over 120 million dollars. Mr. Laiti was President of Hadron, Inc. from 1979 to 1989, Vice President of Xonics, Inc. from 1972 to 1979 and Vice President of KMS Industries from 1968 to 1972. He is a former Director of United Press International, Saturn Chemicals Company, Hadron, Inc., Telecommunications Industries, Inc., MAXXAM Technology, Inc. and Jupiter Technology, Inc.

          R. DOSS MCCOMAS, 43, joined the Board in July 1995. Since 1982, he has held various positions with COMSAT RSI, a business unit of COMSAT, supplying products and services to the wireless, satellite, air traffic control and other specialized markets worldwide. These positions included General Counsel, Vice President of Acquisitions, Strategic Planning and International Marketing, as well as Group Vice President responsible for the COMSAT's international operations. Currently, Mr. McComas is Chairman and Chief Executive Officer of Plexsys International, a COMSAT RSI equity investment. He holds a B.A. degree from Virginia Polytechnic Institute, a M.B.A. from Mt. Saint Mary's and a J.D. from Gonzaga University.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal years ended September 30, 1997 and 1996 its executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, with the following exceptions: Steven Chamberlain, a director and executive officer of the Company, inadvertently filed late a Form 4 for January 1997 reporting one transaction and a Form 5 for fiscal 1996 reporting two transactions; Thomas Gough, a director and executive officer of the Company, inadvertently filed late a Form 5 for fiscal 1996 reporting one transaction; Robert Sadler, a director and executive officer of the Company, inadvertently filed late a Form 4 for June 1997 reporting two transactions and a Form 5 for fiscal 1996 reporting one transaction; Steven Kowal, an executive officer of the Company, inadvertently filed late a Form 4 for June 1997 reporting one transaction and a Form 5 for fiscal 1996 reporting one transaction; Steven Carchedi, an executive officer of the Company, inadvertently filed late a Form 5 for fiscal 1996 reporting two transactions; Elaine Parfitt, an executive officer of the Company, inadvertently filed late a Form 3; William Tittley, an executive officer of the Company, failed to file a Form 5 for fiscal 1996 reporting one transaction; Donald Mack, an executive officer of the Company, failed to file a Form 5 for fiscal 1996 reporting one transaction.


BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors met four times in the fiscal year ended September 30, 1997. Each of the directors attended at least 75% of all meetings of the Board of Directors except for Robert P. Sadler. The Audit Committee and the Stock Option Committee held their meetings concurrently with the meetings of the Board of Directors. The Board of Directors formed a Compensation Committee on May 8, 1998. The Company does not have a nominating committee.

          The Audit Committee, Compensation Committee and Stock Option Committee are comprised of Dominic A. Laiti, R. Doss McComas, and Bonnie Wachtel, each a non-employee director. Prior to May 8, 1998, the Stock Option Committee was comprised of Bonnie K. Wachtel and Thomas L. Gough.

     The Stock Option Committee administers the 1988 Stock Option Plan. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plan and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Compensation Committee determines the salary and bonus for the Chief Executive Officer, and makes recommendations regarding compensation levels for other officers of the Company.

DIRECTOR COMPENSATION

          Directors who are employees of the Company do not receive any compensation for their service as directors. The Company pays each director who is not an employee of the Company $5,000 per year for their services. Directors are granted stock options pursuant to the 1988 Stock Option Plan. Bonnie K. Wachtel was granted options to purchase 30,000 shares of Common Stock under the 1988 Stock Option Plan in fiscal 1997 at an exercise price of $4.88 per share, to vest ratably over a five year period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998, by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of Common Stock, (ii) each Nominee, director and executive officer of the Company and (iii) all executive officers and directors as a group. The address of the stockholders listed below as beneficially owning more than five percent of the Common Stock is that of the Company's principal executive offices. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the addresses of the persons named in the table are that of the Company.


                                                        AMOUNTS AND NATURE               OUTSTANDING
NAME AND ADDRESSES                                         OF OWNERSHIP                    SHARES
----------------------------------------------  -----------------------------------  -------------------
Steven R. Chamberlain                                       393,290(1)                      6.7%
Thomas L. Gough                                             171,100(2)                      2.9%
Robert P. Sadler                                            245,918(3)                      4.2%
Elaine M. Parfitt                                            14,400(4)                      *
Donald F. Mack, Jr.                                          44,600(5)                      *
Steven K. Kowal                                             220,076(6)                      3.8%
Steven A. Carchedi                                          127,128(7)                      2.2%
William I. Tittley                                           13,050(8)                      *
Patrick Woods                                                     0                         *
B. Clark Austin                                                   0                         *

Bonnie K. Wachtel                                            33,000(9)                      *
1101 Fourteenth Street, N.W.
Suite 800
Washington, D.C.  20005-5680

Dominic A. Laiti                                             18,000(10)                     *
12525 Knolls Brook Drive
Clifton, VA  22024

R. Doss McComas                                              18,000(11)                     *
409 Biggs Drive
Front Royal, VA  22630


                                                      AMOUNTS AND NATURE             OUTSTANDING
NAME AND ADDRESSES                                       OF OWNERSHIP                  SHARES
----------------------------------------------  -------------------------------  -------------------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
 GROUP
(13 persons)..................................              1,298,562                    22.3%

___________________
*Less than one percent of the Common Stock outstanding.

(1) Includes outstanding options to purchase 67,050 shares of Common Stock which are exercisable within 60 days.
(2) Includes outstanding options to purchase 10,000 shares of Common Stock which are exercisable within 60 days.
(3) Includes 225,860 shares which Mr. Sadler holds with his wife. Also includes outstanding options to purchase 1,878 shares of Common Stock which are exercisable within 60 days.
(4) Includes outstanding options to purchase 1,500 shares of Common Stock which are exercisable within 60 days.
(5) Includes outstanding options to purchase 4,500 shares of Common Stock which are exercisable within 60 days.
(6) Includes outstanding options to purchase 15,000 shares of Common Stock which are exercisable within 60 days.
(7) Includes outstanding options to purchase 100,128 shares of Common Stock which are exercisable within 60 days.
(8) Includes outstanding options to purchase 11,250 shares of Common Stock which are exercisable within 60 days.
(9) Includes outstanding options to purchase 6,000 shares of Common Stock which are exercisable within 60 days.
(10) Includes outstanding options to purchase 18,000 shares of Common Stock which are exercisable within 60 days.
(11) Includes outstanding options to purchase 18,000 shares of Common Stock which are exercisable within 60 days.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table presents certain information concerning compensation earned for services rendered in all capacities to the Company for the fiscal years ended September 30, 1995, 1996 and 1997 by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                             ==============================  =========================================

                                                                                  AWARDS               PAYOUTS
                                                                             ----------------  -----------------------
                                                                                NUMBER OF
                                                                                  SHARES
                                                                                UNDERLYING            ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR        SALARY           BONUS           OPTIONS          COMPENSATION (1)
--------------------------------  ---------  -------------  ---------------  ----------------  -----------------------
Steven R. Chamberlain                  1997       $117,088       $13,000                    0                  $11,639
Chief Executive Officer                1996       $114,179       $14,000               90,000                  $11,486
                                       1995       $108,577       $14,000               45,000                  $10,502

Thomas L. Gough                        1997       $106,242       $11,000                    0                  $10,508
President                              1996       $101,581       $ 8,000               60,000                  $10,061
                                       1995       $ 98,048       $11,000                    0                  $ 9,318

Steven A. Carchedi                     1997       $103,701       $11,000                    0                  $10,136
Vice President,                        1996       $ 97,771       $12,000               60,000                  $ 9,572
Commercial Systems                     1995       $ 94,926       $12,000               12,000                  $ 8,944

Steven K. Kowal                        1997       $102,257       $10,000                    0                  $10,001
Vice President,                        1996       $ 97,771       $ 9,000               24,000                  $ 9,572
Engineering Manufacturing              1995       $ 94,926       $ 9,500                    0                  $ 8,944

William I. Tittley                     1997       $101,966       $31,623(2)                 0                  $ 8,784
Vice President,                        1996       $ 98,891       $26,456(2)             6,000                  $10,684
Asia Pacific Operations                1995       $ 96,050       $ 7,000               30,000                  $ 9,046

_________________

(1) All Other Compensation represents employer pension contributions. It does not include the value of insurance premiums paid by or on behalf of the Company with respect to term life insurance for the benefit of each identified individual in the amount of $472, $463 and $325 in fiscal 1997, 1996 and 1995, respectively.
(2) Includes Overseas Assignment Bonuses of $26,623 and $19,956 in fiscal 1997 and 1996, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     No stock option grant was made to any Named Officer for the fiscal year ended September 30, 1997.

FISCAL 1997 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

     No Named Officer exercised options during the fiscal year ended September 30, 1997.

                                          AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES                               VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED                             "IN-THE-MONEY" OPTIONS
                                      OPTIONS AT SEPTEMBER 30, 1997                         AT SEPTEMBER 30, 1997(1)
                                ------------------------------------------     ------------------------------------------
           Name                  EXERCISABLE                UNEXERCISABLE       EXERCISABLE                UNEXERCISABLE
---------------------------     ----------------     ---------------------     ----------------     ---------------------

Steven R. Chamberlain              62,550                        72,450           $109,947                   $99,820
Steven A. Carchedi                 89,628                        42,372           $238,640                   $69,265
Thomas L. Gough                    12,000                        48,000           $ 13,770                   $55,080
Steven K. Kowal                    12,000                        12,000           $ 17,730                   $17,730
William Tittley                    10,500                        10,500           $ 20,201                   $20,201

_________________
(1) Value for "in-the-money" options represents the positive spread between the exercise price of outstanding options and the fair market value of $5.063 on September 30, 1997.

EMPLOYMENT AGREEMENTS

     There are no employment agreements in effect with respect to any directors or executive officers of the Company.

COMPENSATION PURSUANT TO PLANS

     The Compensation Committee determines the annual bonuses and salary awarded to Steven R. Chamberlain. The Compensation Committee also makes recommedations regarding compensation levels for other officers of the Company to Steven R. Chamberlain, who determines the annual bonuses and salaries awarded to such officers on a discretionary basis. Currently, no formal plan exists for determining bonus amounts. Prior to the formation of the Compensation Committee, the functions currently performed by such committee were performed by the Board of Directors as a whole.

     Effective October 1, 1987, the Company established a 401(k) pension and profit sharing plan under Section 401 of the Internal Revenue Code. Under the plans, the Company contributes annually an amount equal to 5% of an eligible employee's salary, and may make additional contributions of up to 7.5% of an eligible employee's salary. The employee may contribute up to an additional 10% as salary deferral. In fiscal years 1997 and 1996, the Company contributed a total of 11% of eligible employees' salaries to both plans.

STOCK OPTION PLAN

     Effective May 25, 1988, ISI established a stock option plan, as amended and restated in 1994 (the "Stock Option Plan"), to create additional incentives for the Company's employees, consultants and directors to promote the financial success of the Company. The Stock Option Committee has the authority to select full-time employees, directors or consultants to receive awards of options for the purchase of stock of the Company under this plan. The maximum number of shares of Common Stock which may be issued pursuant to the Stock Option Plan was increased from 300,000 to 1,200,000 during fiscal year 1994. Options to purchase a total of 39,024 shares of Common Stock were issued and options to purchase 9,706 shares of Common Stock were exercised during fiscal year 1997. Total shares subject to options granted as of March 31, 1998 were 975,150. Pursuant to the Stock Option Plan, options may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options, although incentive stock options may be granted only to employees.

     The Board of Directors is seeking stockholder approval of, and recommends that the stockholders approve, an amendment to the Stock Option Plan which would, among other changes, increase the number of shares subject to options under the Stock Option Plan from 1,200,000 to 1,800,000 shares. See Proposal 4.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL TERMINATION

     The Company has no compensatory plan or arrangement with respect to any individual named in the Summary Compensation Table which results or will result from the resignation, retirement or any other termination of such individual's employment with the Company or its subsidiaries or from a change in control of the Company or a change in the individual's responsibilities following a change in control.


        RATIFICATION OF THE APPOINTMENT OF RUBINO & MCGEEHIN, CHARTERED
                           AS INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

     Management has selected Rubino & McGeehin, Chartered as the independent accountants to audit the books, records and accounts of the Company for the current fiscal year ending September 30, 1998. Rubino & McGeehin, Chartered has audited the Company's financial statements since 1984.

     A representative of Rubino & McGeehin, Chartered is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to answer questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF RUBINO & MCGEEHIN, CHARTERED AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                     AMENDMENT OF ARTICLES OF INCORPORATION
                                  (PROPOSAL 3)

     Each subsection of Proposal 3, including the Staggered Board Amendment and the Series Preferred Stock Amendment, should be voted on as separate and distinct amendments to the Articles of Incorporation. Stockholders may approve one amendment while rejecting the other. As a result, one or more of the amendments contained in Proposal 3 may be approved or disapproved. The Form of Articles of Amendment and Restatement attached hereto as Exhibit A reflect the
                                                         ---------
content of the Company's Articles of Incorporation if both subsections to Proposal 3 are approved by the stockholders. However, if the stockholders do not approve any one or more of the proposed amendments, the Articles of Amendment and Restatement will be restated to reflect only those amendments that are approved by the stockholders and will be filed as such with the State Department of Assessments and Taxation of Maryland.

                           STAGGERED BOARD AMENDMENT
                                (PROPOSAL 3(A))
                                STAGGERED BOARD

     The Board of Directors has determined that it would be advisable to amend Article FIFTH of the Company's Articles of Incorporation to provide for staggered elections of the board of directors (the "Staggered Board Amendment"), such that each director would be elected to a three-year term with roughly one-third of the directors elected each year.

     The Board of Directors has approved, subject to stockholder approval at the Annual Meeting, the Staggered Board Amendment. The Company's directors are presently elected annually to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. If the Staggered Board Amendment is approved by the stockholders, directors will be elected for three-year terms, with approximately one-third of such overall directors elected each year; except that in order to implement the Staggered Board Amendment at the Annual Meeting, Class I Directors will be elected for a one-year term, Class II Directors will be elected for a two-year term and Class III Directors will be elected for a full three-year term. Thereafter, Class I Directors will be elected for a full three-year term commencing with the 1999 annual meeting of stockholders and Class II Directors will be elected for a full three-year term commencing with the 2000 annual meeting of stockholders. Maryland law provides that a director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies. In the event that the stockholders do not approve the Staggered Board Amendment, the directors elected at the Annual Meeting will continue to serve until the next annual meeting.

     Because the directors will be directly affected by the proposed Staggered Board Amendment, they may be deemed to have an interest in the outcome of such proposal.

     POSSIBLE BENEFITS OF THE STAGGERED BOARD AMENDMENT. The Board of Directors believes that a staggered system of electing directors would provide important benefits to the Company, including the following:

     The staggered Board system helps assure continuity and stability of the Company's business strategies and policies. Because at least two stockholder meetings will generally be required to effect a change in control of the Board, a majority of directors at any given time will have prior experience as directors of the Company. This is particularly important to a growth-oriented organization, such as the Company.

     In the event of an unfriendly or unsolicited proposal to take-over or restructure the Company, the staggered Board system would give the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

     POSSIBLE ANTI-TAKEOVER EFFECT OF THE STAGGERED BOARD AMENDMENT. A staggered Board of Directors may be deemed to have an anti-takeover effect because it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of the Company. A possible acquiror may not proceed with a tender offer because it would be unable to obtain control of the Company's Board of Directors for a period of at least two years. Generally, approximately one-third of the sitting Board of Directors would be up for election at any annual meeting of the stockholders.

REMOVAL OF DIRECTORS FOR CAUSE

     Maryland law provides generally that directors may be removed from office with or without cause by the affirmative vote of a majority of all of the votes entitled to be cast for the election of directors. Because the ability of a simple majority of the stockholders to remove any director from office without cause could frustrate the purposes of the proposed Staggered Board Amendment, approval of such amendment will cause the Articles of Incorporation to be amended to provide that if the common stock is quoted on the Nasdaq National Market or listed on a national stock exchange, a Director may be removed from office prior to the expiration of his or her term only for cause and then only by the affirmative vote of the holders of at least 67% of the aggregate combined voting power of all classes of capital stock entitled to vote in the election of directors, voting as one class, and only at a special meeting of stockholders called for such purpose. However, if the common stock of the Company is not either quoted on the Nasdaq National Market or listed on a national stock exchange, then any director, or the entire Board of Directors, may be removed from office at any time by the stockholders of the Company, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. Removal for cause is defined, in the proposed amendment to the Articles of Incorporation, as the willful and continuous failure of a director to perform duties to the Company (other than any such failure resulting from temporary incapacity due to physical or mental illness) or gross misconduct materially and demonstrably injurious to the Company. This proposed amendment to the Articles of Incorporation generally follows Maryland corporate law, which provides that if the directors have been divided into classes, a director may not be removed without cause, unless the charter of the corporation provides otherwise.

     Under certain circumstances, the effect of these changes may be to impede the removal of a director or directors of the Company, thus precluding a person or entity from immediately acquiring control of the Company's Board through the removal of existing directors and the election of his or its nominees to fill the newly-created vacancies. Despite these removal provisions, all incumbent directors are subject to nomination and re-election by the stockholders at the end of their term.

67% STOCKHOLDER APPROVAL FOR FUTURE AMENDMENTS TO BYLAWS TO CHANGE NUMBER OF DIRECTORS

     The Company's Bylaws (the "Bylaws") currently provide that amendment of such Bylaws requires the affirmative vote of the stockholders holding a majority of the voting stock at an annual or special meeting called for that purpose or an action of the whole Board. Because this provision of the Bylaws could frustrate the purposes of the proposed Staggered Board Amendment, approval of such amendment will cause the Articles of Incorporation to be amended to provide that the number of directors may only be changed if such change is approved by the affirmative vote of (i) the holders of at least 67% of all the shares of the Company then entitled to vote on such change or (ii) a majority of the directors in office at the time of the vote.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE STAGGERED BOARD AMENDMENT.

                        SERIES PREFERRED STOCK AMENDMENT
                                (PROPOSAL 3(B))

     Under the existing Articles of Incorporation, no shares of Preferred Stock are authorized, issued or outstanding. The Series Preferred Stock Amendment (the "Series Preferred Stock Amendment") authorizes one million (1,000,000) shares of preferred stock, par value $0.01 (the "Preferred Stock"), with an aggregate par value of $10,000. If approved by the stockholders, the Series Preferred Stock Amendment would authorize the Board of Directors to issue Preferred Stock, from time to time, in one or more series, with such designations, voting powers, preferences, and relative, participating, optional, conversion or other special rights, and such qualifications, limitations and restrictions, as the Board of Directors may determine.

     The Board of Directors believes the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions of property or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of Preferred Stock to be issued without the expense and delay of a special stockholder's meeting. The shares of Preferred Stock would be available for issuance without further action by the stockholders.

     The authorized but unissued shares of Preferred Stock could be used to impede a change in control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to deter persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold in public or private transactions to purchasers who might side with the Board of Directors in opposing a takeover bid which the Board of Directors determines not to be in the best interests of the Company and its stockholders. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote, either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

     The Series Preferred Stock Amendment could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Furthermore, certain companies have issued, without stockholder action, preferred stock, or warrants or other rights to acquire preferred stock, to the holders of their common stock having terms designed to protect against the adverse consequences to stockholders of certain takeovers, including partial takeovers, and front-end loaded, two-step takeovers and freeze-outs and control stockholder acquisitions. Such issuances could have a detrimental effect on the rights of holders of common stock, including loss of voting control. If the Series Preferred Stock Amendment is adopted, the rights, preferences and privileges of holders of Common Stock would be subject to, and could be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company might designate and issue in the future.
Also, the Board of Directors could issue the Preferred Stock with voting and/or conversion rights and thereby dilute the voting power and equity of the holders of Common Stock and adversely effect the market price of such stock. The Company has no present plans to issue shares of Preferred Stock.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE SERIES PREFERRED STOCK AMENDMENT.

     The above summary descriptions of the proposed amendments to the Company's Articles of Incorporation are not intended to be complete and are qualified in their entirety by reference to the complete text of the proposed Articles of Amendment and Restatement contained in Exhibit A hereto.
                                       ---------


                  PROPOSAL TO AMEND THE 1988 STOCK OPTION PLAN
                                  (PROPOSAL 4)

Amendments
----------

     The Board of Directors proposes that the Stock Option Plan be amended and restated to (i) increase the number of shares of Common Stock available for the grant of options under the Stock Option Plan from 1,200,000 to 1,800,000, and
(ii) allow within the discretion of the governing Stock Option Plan Committee (the "Committee") a "cashless" exercise of stock options issued after the amendment and restatement by payment of the exercise price through withholding of shares of a value equal to the exercise price that would otherwise be issued upon option exercise. The restated Stock Option Plan would also incorporate recent amendments to: (i) allow arrangements with a broker to facilitate a cashless exercise by raising the proceeds for option exercise via a sale or loan with respect to the shares to be issued upon option exercise, (ii) eliminate certain six-month holding periods for shares issued upon option exercise to certain directors and officers consistent with changes to Rule 16b-3 of the Exchange Act and (iii) make certain other changes of a technical nature. A description of the amendment and restatement of the Stock Option Plan is set forth below and is qualified by reference to the full text of the proposed amendment and restatement which is set forth as Exhibit B to this Proxy
                                                ---------
Statement.

     The Stock Option Plan was initially adopted on May 25, 1988. An amendment and restatement of the Stock Option Plan was adopted by the Board of Directors effective January 1, 1994 and approved by stockholders on July 21, 1994. As of March 31, 1998, of the 1,200,000 shares authorized for issuance under the Stock Option Plan, 224,850 shares remained available for issuance.

     The Board of Directors believes that it is in the Company's interest that stock options continue to comprise a meaningful part of compensation for officers, directors, employees and consultants and that the authorization of additional shares under the Stock Option Plan is therefore desirable. Accordingly, the Board of Directors has voted, subject to stockholders approval, to increase the number of shares of the Company's Common Stock available for stock options under the Stock Option Plan by an additional 600,000 shares. Further, allowing exercise of stock options by withholding of shares equal in value to the exercise price will be particularly valuable to option holders who may be otherwise precluded by securities laws from selling the shares received on exercise to raise sufficient cash proceeds to cover the exercise price. Finally, allowing cashless exercises through assistance of brokers and making other changes consistent with revised Rule 16b-3 will increase the flexibility of Stock Option Plan participants in realizing the value of their benefits received under the Stock Option Plan.

Description
-----------

     In General. The Stock Option Plan is administered by a committee of three members of the Company's Board of Directors who are non-employee, outside directors (the "Committee"). The Stock Option Plan authorizes the Committee within its discretion to grant to any of the directors, officers, other employees and consultants of the Company and its subsidiaries stock options to purchase shares of the Company's Common Stock. Presently, three directors, ten officers, 134 employees and two consultants are eligible to receive stock options under the Stock Option Plan. The purpose of the Stock Option Plan is to benefit the Company by giving directors, officers, employees and consultants of the Company and its subsidiaries a greater personal interest in the success of the enterprise. Stock options which qualify as Incentive Stock Options under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Non-Qualified Stock Options (as defined under the Code) which do not qualify for such treatment, may be granted by the Committee under the Stock Option Plan.

     Exercise Price. The exercise price per share under an Incentive Stock Option must be at least the fair market value of a share of the Company's Common Stock on the date the stock option is granted. Additionally, the exercise price per share for any Incentive Stock Option granted to any individual who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, within the meaning of Section 424(f) of the Code, taking into account the attribution rules of Section 424(d) of the Code, must be at least 110% of the fair market value of the Company's Common Stock on the date such Incentive Stock Option is granted. However, Non-Qualified Stock Options may be granted at a price which is less than the then-current market value of the Company's Common Stock. The exercise price of each option grant is determined by averaging the high and low price for the Company's Common Stock for the month in which the employee commences employment with the Company.

     Exercise of Options. An option shall vest and thereby become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option grant agreement. The expiration date of an option is also determined by the Committee, although no option shall have a term in excess of ten years and Incentive Stock Options granted to holders of more than 10% of the voting stock of the Company may not have a term in excess of five years. Generally, unless the Committee determines otherwise, (i) unvested options are forfeited upon the termination of employment or other affiliation with the Company, (ii) vested Incentive Stock Options are forfeited three months thereafter except in the event of termination due to disability or death in which case such options are forfeited 12 months thereafter, and (iii) vested Non-Qualified Stock Options are forfeited or exercisable upon termination as provided in the respective grant agreement.

     Payment of Exercise Price. Shares purchased upon exercise of an option must be paid for in full at the time of exercise in cash or, if the Committee so permits, in whole or in part in shares of the Company's Common Stock valued at their fair market value at the date of exercise. Under the amendment and restatement of the Stock Option Plan, the Committee may permit a so-called "cashless" exercise of stock options by payment of the exercise price through withholding of shares of a value equal to the exercise price that would otherwise be issued upon option exercise. The Committee may also permit arrangements with a broker to facilitate a cashless exercise by raising the proceeds for option exercise via a sale or loan with respect to the shares to be issued upon option exercise.

     Limitations Regarding Option Grants. The aggregate number of shares of the Company's Common Stock which may be made the subject of options under the amendment and restatement of the Stock Option Plan shall not exceed 1,800,000 shares, of which options with respect to 975,150 shares have been granted as of March 31, 1998. Shares of stock subject to an option which has been forfeited or canceled before exercise may again be available for awards under the Stock Option Plan. The maximum number of shares that may be granted in any fiscal year to any person may not exceed 50,000. The aggregate fair market value of stock (determined at the time of grant) for which an optionee may exercise Incentive Stock Options for the first time during any calendar year may not exceed $100,000. The Stock Option Plan provides that the Committee may make equitable adjustments in the terms of options and the maximum number of shares available under the Stock Option Plan in the event of certain corporate events, such as reorganizations, mergers or recapitalizations. The Committee may also issue options to employees of corporations acquired by the Company in substitution of, and with provisions similar to, options held in the acquired corporation.

     Amendment and Termination. The Stock Option Plan may be amended by the Board of Directors at any time, provided that, without the approval of the holders of a majority of the Company's Common Stock, no amendment may be made which (i) increases the maximum number of shares available under the Stock Option Plan, (ii) changes the requirements for eligibility to receive stock options under the Stock Option Plan, (iii) extends the period for granting options or (iv) materially increases the benefits accruing to participants under the Stock Option Plan. No grants may be made under the Stock Option Plan after May 8, 2008, at which date the Stock Option Plan will terminate absent action by the Board of Directors and stockholders.

     Recent Price of Common Stock. The closing price of the Company's Common Stock on the Nasdaq SmallCap Market on June 26, 1998 was $15.00 per share.

Federal Income Tax Consequences
-------------------------------

     The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Stock Option Plan and is intended for general information only. The discussion is based on the Code, regulations thereunder, and rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all potential tax consequences and individual circumstances may be such that exceptions to these rules apply. Also, tax consequences may be subject to change. Therefore, Stock Option Plan participants are advised to consult their own tax advisors with respect to their individual tax treatment.

     Non-Qualified Stock Options ("NQSOs"). For federal income tax purposes, the recipient of NQSOs granted under the Stock Option Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs, the optionee will realize ordinary income, in an amount equal to the excess, if any, of the fair market value of the stock at the date of exercise over the exercise price. The Company will generally be entitled to a deduction in an amount equal to such difference provided it properly reported the optionee's income on an informational return. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     Notwithstanding the above, an optionee who is an "insider" within the meaning of the Exchange Act and subject to a claim for "short-swing" profits under Section 16(b) of the Exchange Act will not generally be subject to federal income tax as the result of the exercise on an NQSO until such time as he or she is no longer subject to such a claim. Such an insider may, however, elect under Code Section 83(b) to include in his or her taxable income at the time of exercise the excess of the fair market value of the Common Stock received over the exercise price. Insiders should consult their own tax advisors on these matters.

     Incentive Stock Options ("ISOs"). Generally there is no taxable income to an optionee when an ISO is granted to him or when that option is exercised. (However, the optionee's alternative minimum taxable income will generally include an amount equal to the difference between the option exercise price and the fair market value at the time of exercise.) Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates. No tax deduction is available to the Company unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the excess of the fair market value of the shares on the date of exercise over the option exercise price will be taxed at ordinary income rates. The Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's termination of employment, other than by reason of death or disability, will be taxed as a NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. In that case, the Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     Exercise with Previously Owned Shares. As a general rule, the delivery of Company Common Stock to exercise an option granted under the Stock Option Plan is treated as a nontaxable exchange to the extent that the optionee receives an equal number of shares of Company Common Stock upon exercise of the option. The tax basis of the shares received will be the same as the optionee's tax basis for the tendered shares. The excess of the value of any additional shares received over any money paid upon exercise constitutes taxable income in the case of a NQSO, but not in the case of an ISO. Any additional shares received upon the exercise of a NQSO will have an aggregate basis equal to the amount included in the optionee's income as a result of the exercise of the option plus any money paid (i.e., generally their fair market value). Any additional shares received upon the exercise of an ISO will have a tax basis equal to the amount of the money paid, if any.

     There is one exception to the above rules. If the Company Common Stock used to effect the exchange was received pursuant to the exercise of an ISO and the requisite holding period requirements have not been satisfied (including circumstances where shares are withheld or otherwise tendered pursuant to a cashless exercise of an ISO), the tender of such shares would constitute a disqualifying disposition. In that case, the exchange of such shares would be treated as a taxable exchange, not a nontaxable exchange. The optionee would recognize income upon the exchange of such shares as described in the Section above.

     Tax Withholding. The Company, to the extent permitted or required by law, will have the right to deduct from any payment owed to a participant (including salary or other compensation), any such federal, state or local taxes required to be withheld with respect to the exercise of an option or related delivery of shares under the Stock Option Plan. Under the Stock Option Plan, if authorized by the Committee, a participant may deliver shares of the Company's Common Stock, including shares acquired upon exercise of an option, to pay withholding taxes due on exercise of the option. The delivery of Common Stock of the Company to pay withholding taxes generally will result in a taxable gain to the participant to the extent that this value exceeds the participant's basis in the stock. If the Common Stock delivered was acquired pursuant to the exercise of an ISO and the requisite holding period requirements have not been satisfied (including circumstances where shares are withheld upon the exercise of an ISO to pay the withholding taxes), a disqualifying disposition will result.

     Section 162(m). Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total annual compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) paid to certain executive officers exceeds $1 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based exception if the awards are made by a qualifying compensation committee under a plan that has been approved by the company's stockholders, if the plan states the maximum number of shares that can be granted to any particular employee within a specified period and if the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

Accounting Treatment
--------------------

     Generally, the Company's reported earnings will not be affected by the grant of options or the exercise of stock options, excepting the case where the exercise price is less than the fair market value of the Common Stock at the date of grant. Stock option grants, however, may impact the calculation of diluted earnings per share, by virtue of being deemed to have been exercised under certain circumstances.

Options Granted
---------------

     The following table sets forth as of March 31, 1998, under the Stock Option Plan, the number of options granted to (i) each Named Officer of the Company;
(ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the Plan will be made at the discretion of the Committee and, accordingly, future grants are not yet determinable.

                          NAME                                   NUMBER OF OPTION SHARES
--------------------------------------------------------  -------------------------------------

Steven R. Chamberlain                                                      135,000
Thomas L. Gough                                                             60,000(1)
Steven A. Carchedi                                                         132,000
Steven K. Kowal                                                             24,000
William J. Tittley                                                          37,200(2)
ALL CURRENT EXECUTIVE OFFICERS AS A GROUP                                  440,400(3)
(Ten persons)
ALL NON-EMPLOYEE DIRECTORS AS A GROUP                                       90,000
(Three persons)
ALL EMPLOYEES, INCLUDING CURRENT OFFICERS WHO ARE NOT                      413,526(4)
 EXECUTIVE OFFICERS, AS A GROUP
(115 persons)

_________________

(1) Includes 2,000 options to purchase Common Stock which have previously been exercised.
(2) Includes 16,200 options to purchase Common Stock which have previously been exercised.
(3) Includes 44,900 options to purchase Common Stock which have previously been exercised.
(4) Includes 203,632 options to purchase Common Stock which have previously been exercised.

Securities Act Registration
---------------------------

  The Company intends to register the additional shares of Common Stock available for issuance under the Stock Option Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission.



  The above summary description of the proposed amendments to the Company's Stock Option Plan are not intended to be complete and are qualified in their entirety by reference to the complete text of the Stock Option Plan contained in Exhibit B hereto.
---------

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1988 STOCK OPTION PLAN.

                                 OTHER MATTERS

  There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Thomas L. Gough
                                          ---------------------------------
July 1, 1998                              Thomas L. Gough
Lanham, Maryland                          President and Chief Operating Officer

                                                                       EXHIBIT A

                 FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT
                           OF INTEGRAL SYSTEMS, INC.

     Integral Systems, Inc., a Maryland Corporation (herein after called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     1. The Corporation desires to amend and restate its Charter as currently in effect. Therefore, the Charter of the Corporation is hereby amended and restated by striking out in its entirety the existing Charter and substituting in lieu thereof the following:

     FIRST: The name of the corporation is INTEGRAL SYSTEMS, INC. (hereinafter the "Corporation").

     SECOND:  The purposes for which the Corporation is formed are:

     To carry on an engineering services and consulting business and to engage in any transaction deemed necessary, convenient or incidental to the foregoing purpose.

     In aid of, or in connection with, the foregoing, or in the use, management, improvement, or disposition of its property, the Corporation shall have the power:

     (a) To do all things lawful, necessary or incidental to the accomplishment of the purposes set forth above; to exercise all lawful powers possessed by Maryland corporations of similar character; to enter into partnerships or joint ventures; and to engage in any business in which a corporation organized under the laws of Maryland may engage, except any business that is required to be specifically set forth in the Articles of Incorporation.

     (b) The objects, powers and purposes specified in any clause or paragraph hereinbefore contained shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred upon corporations by the laws of the State of Maryland; and it is hereby expressly provided that the foregoing enumeration of specific powers shall in no way limit or restrict any other power, object or purpose of the Corporation or in any manner affect any general powers or authority of the Corporation.

     THIRD: The post office address of the principal office of the Corporation in Maryland is 5000 Philadelphia Way, Suite A, Lanham, Prince George's County, Maryland 20706. The name and post office address of the resident agent of the Corporation in Maryland is Thomas L. Gough at the same address.

     FOURTH: The total number of shares of stock which the Corporation has authority to issue is Eleven Million (11,000,000) shares, consisting of Ten Million (10,000,000) shares of common stock, $0.01 par value per share, and One Million (1,000,000) shares of series preferred stock, par value $0.01 per share. The aggregate par value of all authorized shares having a par value is One Hundred Ten Thousand Dollars ($110,000.00).

          The Board of Directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares of series preferred stock by setting or changing the number of shares constituting such series and the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares and, in such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by the Maryland General Corporation Law ("MGCL").

     FIFTH:  BOARD OF DIRECTORS

          Section 1.  Number of Directors.

          The Corporation shall have six (6) directors, which number may be increased or decreased pursuant to the bylaws of the Corporation, but the number of directors shall not be less than the lesser of three (3) or the number of stockholders, and such number of directors so fixed in such bylaws may be changed only by receiving the affirmative vote of (i) the holders of at least 67% of all the shares of the Corporation then entitled to vote on such change, or (ii) a majority of the directors in office at the time of such vote. When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. The directors shall be divided into three classes (denominated as Class I, Class II and Class III), as nearly equal in number as reasonably possible, with the initial term of office of the Class I directors to expire at the 1999 annual meeting of stockholders, the initial term of office of the Class II directors to expire at the 2000 annual meeting of stockholders and the initial term of office of the Class III directors to expire at the 2001 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, provided that the stockholders electing new or replacement directors may from time to time specify a term of less than three years in order to maintain the number of directors in each class as nearly equal as possible.

          Section 2.  Initial Directors.

          The following individuals shall serve as the initial directors, in the classes specified below.

          Class I directors   - Dominic A. Laiti, Robert P. Sadler
          Class II directors  - Thomas L. Gough, R. Doss McComas
          Class III directors - Steven R. Chamberlain, Bonnie K. Wachtel

          Section 3.  Removal of Directors.

          (1) If the common stock of the Corporation is not either quoted on the Nasdaq National Market or listed on a national stock exchange, then any director, or the entire Board of Directors, may be removed from office at any time by the stockholders of the Corporation, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, or (2) if the common stock of the Corporation is either quoted on the Nasdaq National Market or listed on a national stock exchange, then any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 67% of the aggregate combined voting power of all classes of capital stock entitled to vote in the election of directors, voting as one class, and only at a special meeting of stockholders called for such purpose. For purposes of this Section, "cause" shall mean the willful and continuous failure of a director to perform duties to the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or gross misconduct materially and demonstrably injurious to the Corporation.

          SIXTH: Provisions for regulation of the internal affairs of the Corporation are: None.

          SEVENTH:  The Corporation shall exist perpetually.

          EIGHTH: No holder of any shares of stock of the Corporation, and no holder of any other security issued by the Corporation, whether now or hereafter authorized, shall have any pre-emptive rights.

          NINTH: The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of this Corporation to the extent permitted by Maryland Law, who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer or employee or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

          In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the extent permitted by the Maryland Law.

          2: The amendment and restatement of the charter of the Corporation herein made was recommended and advised by the Board of Directors of the Corporation at a meeting held on May 8, 1998 and was approved by the stockholders of the Corporation at the Annual Meeting of Stockholders consent dated June 30, 1998.

          3: The provisions set forth in the above articles of amendment and restatement are all of the provisions of the Corporation's Charter currently in effect as hereby amended.

          4: The current address of the principal office of the Corporation is 5000 Philadelphia Way, Suite A, Lanham, Prince George's County, Maryland 20706 and the Corporation's current resident agent is Thomas L. Gough, whose address is 5000 Philadelphia Way, Suite A, Lanham, Prince George's County, Maryland 20706.

          5: The Corporation currently has Six (6) directors; the directors currently in office are Steven R. Chamberlain, Robert P. Sadler, Thomas L. Gough, Bonnie K. Wachtel, Dominic A. Laiti and R. Doss McComas.

          6: The total number of shares of stock which the Corporation was authorized to issue before adoption of the foregoing amendment and restatement was one class of Ten Million (10,000,000) shares of common stock with par value of $0.01 per share. The aggregate par value of all shares of the Corporation's stock is One Hundred Thousand ($100,000.00).

          In accordance with this amendment and restatement, the Corporation has the authority to issue up to Eleven Million (11,000,000) shares, consisting of Ten Million (10,000,000) shares of common stock, $0.01 par value, per share, and One Million (1,000,000) shares of series preferred stock, par value $0.01 per share. The aggregate par value of all authorized shares having a par value after this amendment and restatement is One Hundred Ten Thousand Dollars ($110,000.00). The Board of Directors shall have the power to classify or reclassify any unissued shares of stock.

          IN WITNESS WHEREOF, Integral Systems, Inc. has caused these Articles to be signed in its name and on its behalf by its President, Thomas L. Gough, and attested by its Secretary, Robert P. Sadler, on the 22nd day of July, 1998.

          THE UNDERSIGNED, President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                               INTEGRAL SYSTEMS, INC.


/s/ Robert P. Sadler                  By: /s/ Thomas L. Gough          (SEAL)
---------------------------              ----------------------------
Robert P. Sadler, Secretary               Thomas L. Gough, President

                                                                       EXHIBIT B

                         FORM OF INTEGRAL SYSTEMS, INC.
                         ------------------------------
                             1988 STOCK OPTION PLAN
                             ----------------------
                            AS AMENDED AND RESTATED
                          EFFECTIVE AS OF MAY 8, 1998



                                   ARTICLE I
                                   ---------

                                PURPOSE OF PLAN
                                ---------------

1.1 PURPOSE OF PLAN. The purpose of the Stock Option Plan is to serve as a performance incentive and to encourage the ownership of Common Stock by officers, directors, other employees and non-employee consultants of the Company so that the person to whom the option is granted may acquire a proprietary interest in the success of the Company, and to encourage such person to remain in the employ of the Company. This Plan shall consist of grants of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended, and of options which are intended not to so qualify.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

2.1    AWARD means Options granted hereunder.

2.2    BOARD means the Board of Directors of Integral Systems, Inc.

2.3 CODE means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

2.4 COMMITTEE means, as designated by the Board, either the full Board of Directors or a committee of the Board which shall consist solely of two or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "Outside Directors" within the meaning of Code Section 162(m).

2.5    COMPANY means Integral Systems, Inc. or any successors as described in
Article XI and any subsidiary of the Company of which the Company owns, directly or indirectly, greater than fifty percent (50%) of its voting capital stock.

2.6 DATE OF DISABILITY means the date on which a Participant is classified Disabled.

2.7 DISABILITY or DISABLED means the classification of a Participant as "Disabled" pursuant to a long-term disability plan of the Company, if any, or successor to such plan (or, if there is no such plan, as determined by the Committee), provided that Participant meets the requirements of section 22(e)(3) of the Code.

2.8    EFFECTIVE DATE means May 8, 1998.

2.9 ELIGIBLE EMPLOYEE means any person employed by the Company who satisfies all of the requirements of Article VI.

2.10 ELIGIBLE NON-EMPLOYEE means any person performing bona fide services for the Company in a capacity other than as an employee, such as a non-employee director or consultant.

2.11 FAIR MARKET VALUE means the fair market value of the Stock, as determined by the Committee; provided; however, that (i) if the Stock is admitted to trading on a national securities exchange on the date the Option is granted, Fair Market Value shall not be less than the last sale price reported for the Stock on such exchange on such date or, if no sales are reported on the date the Option is granted, on the date next preceding such date on which a sale was reported, or (ii) if the Stock is not admitted to trading on a national securities exchange on the date the Option is granted but the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the date the Option is granted, Fair Market Value shall not be less than the average of the highest bid and lowest asked prices of the stock on such system on such date.

2.12 INCENTIVE STOCK OPTION means an Option which is an "incentive stock option" within the meaning of section 422 of the Code and which is granted under
Article VII.

2.13 INSIDER means an "officer" or "director" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

2.14 NON-QUALIFIED STOCK OPTION means an Option which is not an Incentive Stock Option and which is granted under Article VII.

2.15 OPTION means either a Non-Qualified Stock Option or an Incentive Stock Option granted under Article VII.

2.16 PARTICIPANT means an Eligible Employee or Eligible Non-Employee who has been granted an Award under this Plan.

2.17 PLAN means the Integral Systems, Inc. 1988 Stock Option Plan, as amended and restated as set forth herein.

2.18 RETIREMENT means the normal retirement by an employee from the Company under a pension or retirement plan maintained by the Company.

2.19   RETIREMENT DATE is the employee's date of Retirement from the Company.

2.20 STOCK means Common Stock of Integral Systems, Inc., par value $.01 per share.

2.21 STOCK OPTION AGREEMENT means an agreement with respect to Options, as described in Article VIII.

2.22 TERMINATION means resignation or discharge from employment with the Company, except in the event of death, Disability or Retirement.

2.23 VESTED OPTION means, at any date, an Option which a Participant is then entitled to exercise pursuant to the terms of the Plan and an applicable Stock Option Agreement.

                                  ARTICLE III
                                  -----------

                          EFFECTIVE DATE AND DURATION
                          ---------------------------

3.1 EFFECTIVE DATE. Subject to the approval by a majority of the holders of Stock voted, in person or by proxy, at the 1998 Annual Meeting of Stockholders of the Company, this Plan shall be effective as of the Effective Date.

3.2 PERIOD FOR GRANTS OF AWARDS. Awards may be made as provided herein for a period of ten (10) years after the Effective Date.

3.3 TERMINATION. This Plan may be terminated as provided in Article XII, but shall continue in effect until all matters relating to the payment of the Awards and the administration of the Plan have been settled.

                                   ARTICLE IV
                                   ----------

                                 ADMINISTRATION
                                 --------------

4.1 ADMINISTRATION. Except where this Plan expressly reserves administrative or other powers to the Company or the Board, this Plan shall be administered by the Committee. All questions or interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.

       It is contemplated that Awards granted hereunder will be recommended by the management of the Company or the Board to the Committee, and that the Committee will determine whether to accept such recommendations.

                                   ARTICLE V
                                   ---------

                       GRANT OF AWARDS AND LIMITATION OF
                       ---------------------------------
                       NUMBER OF SHARES OF STOCK AWARDED
                       ---------------------------------

5.1 GRANTS OF AWARDS; NUMBER OF SHARES. The Committee may, from time to time, grant Awards of Options to one or more Eligible Employees or Eligible Non-Employees in its discretion; provided, however, that:

       (i) subject to any adjustment pursuant to Article X or Article XI, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed One Million Eight Hundred Thousand (1,800,000) shares of Stock;

       (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, or to the extent that the Award is canceled by mutual agreement of the Committee and the Participant (which cancellation opportunities may be offered by the Committee to Participants from time to time), any shares of Stock subject to such Award shall again be available for the grant of an Award hereunder;

       (iii) shares of Stock ceasing to be subject to an Award because of the exercise of an Option shall no longer be available for the grant of an Award hereunder; and

       (iv) Eligible Non-Employees shall not be entitled to receive Awards of Incentive Stock Options.

       In determining the size of Awards, the Committee may take into account recommendations by the Board or the Company's management, a Participant's responsibility level, performance, potential, and cash compensation level, the Fair Market value of the Stock at the time of Awards and such other considerations as it deems appropriate.

       The maximum number of shares of Stock subject to Options that may be granted during any one calendar year to any one individual shall be limited to 50,000. To the extent required by Code Section 162(m), and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing limit with respect to which the related Option is terminated, surrendered or canceled shall not again be available for grant to the respective grantee under this limit.

                                   ARTICLE VI
                                   ----------

                                  ELIGIBILITY
                                  -----------

6.1 ELIGIBLE INDIVIDUALS. All Eligible Employees and Eligible Non-Employees shall be eligible to receive Awards hereunder. Subject to the provisions of this Plan, the Committee shall from time to time select from such Eligible Employees and Eligible Non-Employees those to whom Awards shall be granted and determined the size of the Awards. A Participant may hold more than one Option at any one time. No person shall have any right to be granted an Award under this Plan, as all Awards granted hereunder are granted in the sole and absolute discretion of the Committee, as provided herein.

                                  ARTICLE VII
                                  -----------

                                    OPTIONS
                                    -------

7.1 GRANTS OF OPTIONS. Awards shall be granted to Participants in the form of Options to purchase Stock.

7.2 TYPE OF OPTIONS. The Committee may choose to grant a Participant who is an Eligible Employee either Incentive Stock Options or Non-Qualified Stock Options or both, subject to the limitations contained herein. The Committee shall grant to a Participant who is an Eligible Non-Employee only Non-Qualified Stock Options, subject to the limitations contained herein.

7.3 INCENTIVE STOCK OPTION DOLLAR LIMITATIONS. If the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Option is granted) of any such Options plus any incentive stock options granted under any other plans of the Company which shall be first exercisable by any one Participant during any one calendar year shall not exceed $100,000, or such other dollar limitation as may be provided in the Code.

                                  ARTICLE VIII
                                  ------------

                TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS
                -----------------------------------------------

8.1 STOCK OPTION AGREEMENTS. Awards shall be evidenced by Stock Option Agreements in such form as the Committee shall, from time to time, approve.
Such Stock Option Agreements, which need not be identical, shall comply with and be subject to the following terms and conditions:

       (a) Medium of Payment. Upon exercise of the Option, the Option price shall be payable either (i) in United States dollars, in cash, or by certified check, bank draft or money order payable to the order of the Company, or (ii) in the discretion of the Committee, through the delivery of shares of Stock (including, for Options granted after the date of this amendment and restatement, Stock that would otherwise be issued upon exercise of the Option), with the Fair Market Value equal to the total Option price, or (iii) by a combination of the methods described in (i) and
(ii).

       In addition to the above, with respect to Options granted after the date of this amendment and restatement, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions to: (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

       (b) Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

       (c) Option Price. With respect to Non-Qualified Stock Options, the option price shall be an amount determined by the Committee, which amount may be less than, equal to or greater than the Fair Market Value of such Shares on the date of the granting of the Option. With respect to Incentive Stock Options, the option price shall be not less than the Fair Market Value of such shares on the date of the granting of the Option (or one hundred ten percent (110%) of such amount if the Option is granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Integral Systems, Inc. or any subsidiary, within the meaning of Code
Section 424(f), taking into account the attribution rules of Code Section
424(d)).

       (d) Term of Options. Each Non-Qualified Option and Incentive Stock Option granted under this Plan shall expire not more than ten (10) years from the date the Option is granted, except that each Incentive Stock Option granted under the Plan to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Integral Systems, Inc. or any subsidiary, within the meaning of Code Section 424(f), taking into account the attribution rules of Code Section 424(d), shall expire not more than five (5) years from the date the Option is granted.

       (e) Date of Exercise. Subject to subsection (d) of this Section, an Option which becomes a Vested Option may be exercised in whole or in part at any time thereafter. Options which are awarded hereunder shall become exercisable as Vested Options, as follows:

            (i) The aggregate number of shares of Stock subject to any Award shall be divided into three installments (equally or unequally at the discretion of the Committee), as specified in the Agreement. The first installment shall become Vested Options one year from the date of such Award, the second installment shall become Vested Options two years from the date of such Award and the third installment shall become Vested Options three years from the date of such Award. Any other vesting schedule may be substituted for the above, as specified in the Agreement, at the Committee's discretion.

            (ii) Except as otherwise provided hereunder, the Committee may in its discretion accelerate the time at which an Option granted hereunder may be exercised.

       (f) Forfeiture or Exercise of Option. If a Participant ceases employment with the Company, all Options held by him or her which are not Vested Options shall terminate. If a Participant terminates his or her employment or other service relationship with the Company prior to the exercise of the Participant's Non-Qualified Stock Options, such Options shall be forfeited (or exercisable after termination only as provided in the applicable Stock Option Agreement). If a Participant terminates employment with the Company prior to exercise of the Participant's Vested Options which are Incentive Stock Options, such Vested Options shall be forfeited, or be exercised, as follows:

            (i) Termination and Retirement. In the event of a Participant's Termination or Retirement, the Participant's Vested Options shall be forfeited within three (3) months of the Participant's Termination or Retirement.

            (ii) Disability. Upon the Disability of a Participant, the Participant's Vested Options shall be exercisable within twelve (12) months (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require) of the Participant's Date of Disability.

            (iii) Death. If the Participant dies while in the employment of the Company or within the period of time after Termination or Retirement during which the Participant would have been entitled to exercise his or her Vested Option rights, the Participant's estate, personal representative or beneficiary (as applicable) shall have the right to exercise such Vested Options, within one
(1) year from the date of the Participant's death (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require).

            (iv) Other Restrictions/Forfeiture Events. The Committee shall have complete discretion to prescribe any other events of forfeiture and/or conditions of exercisability of Options, as specified in the applicable Agreement.

       (g) Agreement as to Sale of Securities. If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Option shall agree to purchase the shares that are subject to the Option for investment only and not with any present intention to resell the same and that the Participant will dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

       (h) Required Amendments. Each Award shall be subject to any provision necessary to assure compliance with federal and state securities laws.

       (i) Limitation of Participant Rights. A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the shares to the Participant, and the Participant's name shall have been entered as a stockholder of record on the books of Integral Systems, Inc. Thereafter, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of stock.

                                   ARTICLE IX
                                   ----------

                       GRANTS IN SUBSTITUTION FOR OPTIONS
                       ----------------------------------
                          GRANTED BY OTHER CORPORATION
                          ----------------------------

9.1    SUBSTITUTE AWARDS.   Awards may be granted under this Plan from time to
time in substitution for similar awards held by employees of corporations who become or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary of the Company. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to confirm, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE X
                                   ---------

                          CHANGES IN CAPITAL STRUCTURE
                          ----------------------------

10.1   CAPITAL STRUCTURE CHANGES:

       (a) In the event of any change in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease of such shares, then appropriate adjustments shall be made by the Committee with respect to outstanding Awards and the aggregate number of shares of Stock which may be awarded pursuant to this Plan. Additions to Awards issued as a result of any such change shall bear the same restrictions and carry the same terms as the Awards to which they relate.

       (b) In the event of a change in the Stock which is limited to a change in the designation thereof to "capital stock" or other similar designation, or in par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.

                                   ARTICLE XI
                                   ----------

                               COMPANY SUCCESSORS
                               ------------------

11.1   IN GENERAL

       (a) If the Company shall be the surviving or resulting corporation in any merger, sale of assets or sale of stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Committee shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits, both as to number of shares and otherwise, of Participants under this Plan.

       (b) If the Company shall not be the surviving corporation in any merger, sale of assets or sale of stock consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation) involving the Company, the successor corporation shall issue substitute options so as to preserve substantially the rights and benefits of the Participants under this Plan.

                                  ARTICLE XII
                                  -----------

                        AMENDMENT OR TERMINATION OF PLAN
                        --------------------------------

12.1 AMENDMENTS AND TERMINATION. The Plan shall terminate on the tenth (10) anniversary of the Effective Date of the Plan. The Board may at any time and from time to time otherwise alter, amend, suspend or terminate this Plan in whole or in part; provided, however, that (i) no such action may be taken without stockholder approval which materially increases the benefits accruing to Participants hereunder, materially increases the number of securities which may be issued pursuant to this Plan (except as provided in Sections 10.1 and 11.1), materially extends the period for granting Awards hereunder, or materially modifies the requirements as to eligibility for participation hereunder; and
(ii) no such action may be taken, without the consent of the Participant to whom any Award shall have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.

                                  ARTICLE XIII
                                  ------------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

13.1 NON-TRANSFERABILITY. Except by the laws of descent and distribution, no benefit provided hereunder shall be subject to alienation, assignment or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant's lifetime, Options granted to the Participant shall be exercisable only by the Participant. Shares of Stock shall be delivered only into the hands of the Participant entitled to receive the same or into the hands of the Participants authorized legal representative.

13.2 NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer, employee, director or independent contractor of the Company.

13.3 TAX WITHHOLDING. The Company shall have the right to deduct from all Awards paid any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payments. The Participant receiving Stock pursuant to the exercise of an Option may be required to pay to the Company an amount required to be withheld with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over the governmental entity entitled to receive the same.

13.4 FRACTIONAL SHARES. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half (1/2) and rounding up for fractions of equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

13.5 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be deemed necessary or appropriate by the Committee. If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Plan shall be subject to any provision necessary to assure compliance with federal and state securities laws.

13.6 INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by Integral Systems, Inc. against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give Integral Systems, Inc. an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of Integral Systems, Inc. as a matter of law, or otherwise, or any power that Integral Systems, Inc. may have to indemnify such person or hold such person harmless.

13.7 RELIANCE ON REPORTS. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

13.8 GOVERNING LAW. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

13.9 RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company.

13.10 EXPENSES. The expenses of implementing and administering this Plan shall be borne by the Company.

13.11 TITLES AND HEADINGS. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

13.12 USE OF PROCEEDS. Proceeds from the sale of Stock pursuant to Options granted under the plan shall constitute general funds of the Company.

13.13 NON-EXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                   PROXY CARD

                             INTEGRAL SYSTEMS, INC.

                             5000 PHILADELPHIA WAY
                                    SUITE A
                          LANHAM, MARYLAND 20706-4417

     The undersigned hereby appoints Elaine Parfitt and Albert Alderete, or either of them, as proxies with full powers of substitution, to vote all shares of the Common Stock of Integral Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 22, 1998 (the "Annual Meeting") and at any adjournment thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

A.   ELECTION OF DIRECTORS (PROPOSAL NO. 1)

      [_]   FOR  all nominees listed below                  [_]  WITHHOLD AUTHORITY for
            (except as marked to the contrary below)             all nominees listed below

     Nominees: Steven R. Chamberlain, Thomas L. Gough, Dominic A. Laiti, R. Doss McComas, Robert P. Sadler and Bonnie K. Wachtel.

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PRINT THAT NOMINEE'S NAME:

B. PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF RUBINO & MCGEEHIN, CHARTERED AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998 (PROPOSAL NO. 2)

                   FOR             AGAINST           ABSTAIN
                   [_]               [_]               [_]

C. PROPOSAL BY THE COMPANY TO APPROVE THE STAGGERED BOARD AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO PROVIDE FOR STAGGERED TERMS FOR THE MEMBERS OF THE BOARD OF DIRECTORS, TO PROVIDE THAT DIRECTORS BE REMOVED ONLY FOR CAUSE AND THEN ONLY BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 67% OF THE AGGREGATE COMBINED VOTING POWER OF ALL CLASSES OF CAPITAL STOCK ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS IF THE COMMON STOCK OF THE COMPANY IS QUOTED ON THE NASDAQ NATIONAL MARKET OR LISTED ON A NATIONAL STOCK EXCHANGE, AND TO REQUIRE THE APPROVAL OF THE HOLDERS OF AT LEAST 67% OF ALL THE SHARES OF THE COMPANY ENTITLED TO VOTE THEREON TO AMEND THE BYLAWS TO CHANGE THE NUMBER OF DIRECTORS (PROPOSAL NO. 3(A))

                   FOR             AGAINST           ABSTAIN
                   [_]               [_]               [_]

D. PROPOSAL BY THE COMPANY TO APPROVE THE SERIES PREFERRED STOCK AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO AUTHORIZE ONE MILLION SHARES OF SERIES PREFERRED STOCK, PAR VALUE $0.01, FOR WHICH THE BOARD OF DIRECTORS SHALL HAVE THE POWER TO CLASSIFY OR RECLASSIFY SUCH STOCK IN ONE OR MORE SERIES (PROPOSAL NO. 3(B))

                   FOR             AGAINST           ABSTAIN
                   [_]               [_]               [_]

E. PROPOSAL BY THE COMPANY TO AMEND AND RESTATE THE 1988 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY AVAILABLE FOR ISSUANCE THEREUNDER AND ALLOW FOR A "CASHLESS" EXERCISE OF STOCK OPTIONS ISSUED AFTER SUCH AMENDMENT, AMONG OTHER CHANGES (PROPOSAL NO. 4)

                   FOR             AGAINST           ABSTAIN
                   [_]               [_]               [_]

F. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

                   FOR             AGAINST           ABSTAIN
                   [_]               [_]               [_]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY RETURN A COPY OF THIS PROXY CARD TO THE COMPANY BY FACSIMILE, BUT YOU MUST ALSO RETURN THE EXECUTED PROXY CARD IN THE ENCLOSED ENVELOPE. THE COMPANY'S FACSIMILE NUMBER IS 301-731-9606.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
"FOR" ALL OF THE NOMINEES AND PROPOSALS SET FORTH IN PROPOSALS NO. 1, NO. 2, NO. 3(A), NO. 3(B) AND NO. 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER BUSINESS.

      PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.


------------------------------          ----------------------------------
NUMBER OF SHARES                        PRINT NAME


------------------------------          ----------------------------------
DATE                                    SIGNATURE OF OWNER

                                        ----------------------------------
                                        ADDITIONAL SIGNATURE OF JOINT OWNER
                                        (IF ANY)

                                        IF STOCK IS JOINTLY HELD, EACH JOINT
                                        OWNER SHOULD SIGN. WHEN SIGNING AS
                                        ATTORNEY-IN-FACT, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                        CORPORATE OFFICER OR PARTNER, PLEASE
                                        GIVE FULL TITLE.